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Ex. 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-93900, Registration Statement File No. 333-02592, Registration Statement File No. 333-02594, Registration Statement File No. 333-22473, Registration Statement File No. 333-56309, Registration Statement File No. 333-67987, Registration Statement File No. 333-73027, Registration Statement File No. 333-82097, Registration Statement File No. 333-33728, Registration Statement File No. 333-49804, Registration Statement File No. 333-53504, Registration Statement File No. 333-59632, Registration File No. 333-59630, and Registration Statement File No. 333-75964.

Omaha, Nebraska
    December 21, 2001

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  Ex. 23.01
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS